EXHIBIT 99.1

CannaVest Corp. Announces Filing of Restated Financial Statements

LAS VEGAS, Nevada – April 25, 2014 – CannaVest Corp. - (“CannaVest” or “the Company”) (OTC:BB CANV) today announced that it has filed restated financial statements and accompanying management’s discussion and analysis for the quarters ended March 31, June 30, and September 30, 2013.

As indicated in the Company’s Form 10-K filed on March 28, 2014, the restatements were determined to be necessary as a result of the audit of the December 31, 2013 financial statements and following consultation with the Company’s external auditors. The purpose of the restatement is to address the following items, which the Company has identified as requiring correction:

Recognition of revenue

The financial statements for the quarter ended March 31, 2013 reflected revenue and accounts receivable of $192,625 and cost of goods sold of $296,050 that should not have been recognized. Revenues and accounts receivable in the amount of $192,625 related to the sales value of inventory that was transferred to a manufacturer for inclusion in finished goods and an error in calculating the price of the ending inventory as of the end of the period. The amount of $39,865 was related to the cost of inventory sent for manufacturing being included in cost of goods sold and $256,185 related to errors related to calculating ending inventory.

Prepaid inventory

A portion of the prepaid inventory purchased as part of the Company’s acquisition of assets from PhytoSPHERE Systems, LLC (“PhytoSPHERE”) was not included in the financial statements as of March 31, 2013. The resulting understatement of prepaid inventory was $1,260,510.

Inventory

Inventory as originally reported in the financial statements ended March 31, 2013~~,~~  was understated by $125,027. This was a result of an overstatement of cost of goods sold in the amount of $296,050, offset by an adjustment for the value of inventory acquired from PhytoSPHERE in the amount of $171,023.

Value of intangible assets

Intangible assets as presented in the financial statements as of March 31, June 30 and September 30, 2013 were in error. As determined by the valuation of the assets purchased from PhytoSPHERE, intangible assets totaled $4,110,000. Net intangible assets previously reported at March 31, 2013 were $33,656,833, which represents an overstatement of $29,683,833. Net intangible assets previously reported at June 30, 2013 were $4,995,895, which represents an overstatement of $1,228,395 and net intangible assets previously reported at September 30, 2013 were $4,466,666, resulting in an overstatement of $904,666.

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Goodwill

As determined by the valuation of assets purchased from PhytoSPHERE, the value of goodwill was $1,855,512. The Company did not report any goodwill as of March 31, 2013, which resulted in an understatement of $1,855,512. At June 30, 2013, the Company reported goodwill in the amount of $26,998,125, resulting in an overstatement of goodwill of $25,142,613. At September 30, 2013, the Company recorded impairment of goodwill in the amount of $26,998,125, resulting in a carrying value of $0. This resulted in an understatement of goodwill in the amount of $1,855,512.

Amount due to PhytoSPHERE Systems; Additional paid in capital

The amount due to PhytoSPHERE was originally reported as $35 million, pursuant to the terms of the agreement. Shares to be issued as payment under the transaction were at a set per share price between $4.50 and $6.00. Subsequently , a valuation determined the price of the transaction to be $8,020,000, which resulted in a per share price of $1.21 per share based on the valuation obtained. Therefore, for the Company’s financial reports, the amount due to PhytoSPHERE was adjusted to $8,020,000 and the shares issued as payment pursuant to the transaction were adjusted to $1.21 per share. This resulted in an overstatement of the amount due PhytoSPHERE and paid-in capital of $23,572,360 and $3,407,640, respectively at March 31, 2013; $18,786,094 and $8,193,906, respectively at June 30, 2013; and $5,185,120 and $21,794,880, respectively at September 30, 2013.

Amortization expense

The restatement of the value of intangible assets has resulted in the overstatement of amortization expense for the quarters ended March 31, June 30 and September 30, 2013 in the amount of $241,167, $367,825 and $323,730, respectively. The overstatement of amortization expense was $608,992 for the six months ended June 30, 2013 and $932,722 for the nine months ended September 30, 2013.

Impariment of goodwill

The Company originally reported $26,998,125 as an impairment to goodwill for the quarter ended September 30, 2013. The Company did not record an impairment to goodwill in its restated financial statements. This resulted in an overstatement of operating expenses of $26,998,125 for the three and nine months ended September 30, 2013.

Research & development expenses

For the quarter ended September 30, 2013, the Company included $137,496 in research and development expenses as a part of general and administrative expenses. This amount has been reported as research and development expenses in the restated financial statements.

The cumulative impact on the Company’s financial statements are described in more detail below.

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For the three months ended March 31, 2013

The effect of these adjustments on the condensed balance sheet as of March 31, 2013 is summarized below:

	As previously reported	Adjustment	As restated
Accounts receivable	$1,671,438	$(192,625)	$1,478,813
Prepaid inventory	194,206	1,260,510	1,454,716
Inventory	725,000	125,027	850,027
Intangible assets (net)	33,656,833	(29,683,833)	3,973,000
Goodwill	–	1,855,512	1,855,512
Amount due under the PhytoSPHERE Agreement	30,500,000	(23,572,360)	6,927,640
Additional paid in capital	4,643,357	(3,407,640)	1,235,717
Retained earnings	193,725	344,592	538,317

The effect of these adjustments on the condensed statement of operations for the three months ended March 31, 2013 is as follows:

	As previously reported	Adjustment	As restated
Revenue	$1,275,000	$(192,625)	$1,082,375
Cost of goods sold	501,500	(296,050)	205,450
General and administrative expenses	435,559	(241,167)	194,392
Net income	337,941	344,592	682,533
Earnings per share	0.04	0.05	0.09

The effect of these adjustments on the condensed statement of cash flows for the three months ended March 31, 2013 is as follows:

	As previously reported	Adjustment	As restated
Net income	$337,941	$344,592	$682,533
Amortization expense	378,167	(241,167)	137,000
Prepaid inventory	–	(194,206)	(194,206)
Inventory	(402,707)	(101,843)	(504,550)
Accounts receivable	(1,275,000)	192,625	(1,082,375)

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For the three and six months ended June 30, 2013

The effect of these adjustments on the condensed consolidated balance sheet as of June 30, 2013 is summarized below:

	As previously reported	Adjustment	As restated
Intangible assets (net)	$4,995,895	$(1,228,395)	$3,767,500
Goodwill	26,998,125	(25,142,613)	1,855,512
Amount due under the PhytoSPHERE Agreement	23,750,000	(18,786,094)	4,963,906
Additional paid in capital	10,643,257	(8,193,906)	2,449,351
Retained earnings (accumulated deficit)	(418,809)	608,992	190,183

The effect of these adjustments on the condensed consolidated statement of operations for the three months ended June 30, 2013 is as follows:

	As previously reported	Adjustment	As restated
General and administrative expenses	$1,131,660	$(712,658)	$419,002
Net income (loss)	(1,060,792)	712,658	(348,134)
Earnings (loss) per share	(0.12)	0.08	(0.04)

The effect of these adjustments on the condensed consolidated statement of operations for the six months ended June 30, 2013 is as follows:

	As previously reported	Adjustment	As restated
General and administrative expenses	$1,222,386	$(608,992)	$613,394
Net income (loss)	(274,593)	608,992	334,399
Earnings (loss) per share	(0.03)	0.07	0.04

The effect of these adjustments on the condensed consolidated statement of cash flows for the six months ended June 30, 2013 is as follows:

	As previously reported	Adjustment	As restated
Net income (loss)	$(274,593)	$608,992	$334,399
Amortization expense	951,492	(608,992)	342,500
Inventory	(1,832,345)	(1)	(1,832,346)
Accounts receivable	(1,165,059)	1	(1,165,058)

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For the three and nine months ended September 30, 2013

The effect of these adjustments on the condensed consolidated balance sheet as of September 30, 2013 is summarized below:

	As previously reported	Adjustment	As restated
Intangible assets (net)	$4,466,666	$(904,666)	$3,562,000
Goodwill	–	1,855,512	1,855,512
Amount due under the PhytoSPHERE Agreement	6,499,998	(5,185,120)	1,314,878
Additional paid in capital	28,330,375	(21,794,880)	6,535,495
Accumulated deficit	(28,551,425)	27,930,847	(620,578)

The effect of these adjustments on the condensed consolidated statement of operations for the three months ended September 30, 2013 is as follows:

	As previously reported	Adjustment	As restated
General and administrative expenses	$1,115,098	$(461,226)	$653,872
Impairment of goodwil	26,998,125	(26,998,125)	–
Research and development expenses	–	137,496	137,496
Net income (loss)	(28,132,616)	27,321,855	(810,761)
Earnings per share	(2.81)	2.73	(0.08)

The effect of these adjustments on the condensed consolidated statement of operations for the nine months ended September 30, 2013 is as follows:

	As previously reported	Adjustment	As restated
General and administrative expenses	$2,337,484	$(1,070,218)	$1,267,266
Impairment of goodwill	26,998,125	(26,998,125)	–
Research and development expenses	–	137,496	137,496
Net income (loss)	(28,407,209)	27,930,847	(476,362)
Earnings per share	(3.21)	3.26	(0.05)

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The effect of these adjustments on the condensed consolidated statement of cash flows for the nine months ended September 30, 2013 is as follows:

	As previously reported	Adjustment	As restated
Net income (loss)	$(28,407,209)	$27,930,847	$(476,362)
Amortization expense	1,480,722	(932,722)	548,000
Impairment of goodwill	26,998,125	(26,998,125)	–

The restated financial statements and accompanying management discussion and analysis have been filed with the United States Securities and Exchange Commission (“SEC”) through the EDGAR system.

“In the process of going through our year end audit, we discussed the issues that had come to light with our external auditors which were primarily attributable to the accounting of the PhytoSPHERE transaction,” said Michael J. Mona, Jr., President and Chief Executive Officer of CannaVest. “While this has been a tough process that we would have preferred not to endure, our goal is and has been that our filings are accurate and that the public can rely on them going forward.” Mona added, “We have a lot of exciting developments in the coming months. The sooner we can move past this restatement, the better. Once we decided to pursue restating the financial statements, we wanted to move as quickly as possible to insure that the most accurate information is publicly available”.

For a further discussion of the Company’s financial results for the year ended December 31, 2013, please refer to the Company’s consolidated financial statements and related Management Discussion and Analysis, which can be found at www.cannavest.com or EDGAR at www.sec.gov/edgar/searchedgar/webusers.htm.

About CannaVest Corp.

CannaVest Corp. is in the business of investing and developing hemp-based cannabinoid companies. CannaVest Corp. develops, produces, markets and sells end-consumer products to the nutraceutical industry containing the hemp plant extract, cannabidiol (CBD). Additionally, the company resells raw product acquired by CannaVest Corp. Pursuant to the company's supply relationships in Europe, CannaVest Corp. seeks to take advantage of an emerging worldwide trend to re-energize the production of industrial hemp and to foster its many uses for consumers. Cannabinoids (cannabidiol/CBD) are natural constituents of the hemp plant, and CBD is derived from hemp stalk and seed. Additional information is available from OTCMarkets.com or by visiting CannaVest.com.

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About PhytoSPHERE Systems

Phytosphere Systems is a global phytocannabinoid biotechnology company and a wholly-owned subsidiary of CannaVest Corp. (OTCBB:CANV). The company utilizes advanced cultivation methods and state-of-the-art processing technology leading to development of pharmaceutical, nutraceutical and food products.

Phytosphere Systems, the manufacturer of the CBD-rich hemp oil used in Real Scientific Hemp Oil (RSHO), has developed special cultivars (similar to "strains") that produce hemp that is especially rich in CBD, making it possible for Phytosphere to offer all-natural products with high concentrations of hemp-based CBD. For more information, please visit: Phytospheresystems.com.

About US Hemp Oil

US Hemp Oil seeks to develop the United States industrial hemp industry. The company is dedicated to the procurement, processing, marketing and distribution of bulk wholesale hemp seed, hemp oil, protein, food and hemp body care products. US Hemp Oil currently has three brands: RSHO™, Cibaderm™, and Cibdex™. US Hemp Oil is determined to bring hemp products into the mainstream by creating greater public awareness of and media exposure for the exceptional nutritional profile of hemp and the environmental benefits of growing industrial hemp. For more information, please visit: USHempOil.com.

FORWARD-LOOKING DISCLAIMER

This press release may contain certain forward-looking statements and information, as defined within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the Safe Harbor created by those sections. This material contains statements about expected future events and/or financial results that are forward-looking in nature and subject to risks and uncertainties. Such forward-looking statements by definition involve risks, uncertainties and other factors, which may cause the actual results, performance or achievements of CannaVest Corp. to be materially different from the statements made herein.

LEGAL DISCLOSURE

CannaVest Corp. does not sell or distribute any products that are in violation of the United States Controlled Substances Act (US.CSA). The company does grow, sell and distribute hemp-based products and are involved with the federally legal distribution of medical marijuana-based products within certain international markets.

Corporate Contact:
CannaVest Corp.
2688 S. Rainbow Blvd., Ste. B
Las Vegas, NV 89146
Office: 866-290-2157

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